Van Kampen Strategic Sector Municipal Trust
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares     Total      Purchase  Broke
             of      Purchase   Issued     d         r
             Purcha  d                     By Fund
             se
Brazo River  11/07/  1,500,00   564,555,0   0.27%    Lehma
TX Auth      01          0         00                n
Pollution
Control